UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2011

E-DEBIT GLOBAL CORP.

 (Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation or organization)

0-32051 (Commission File Number)	98-0233968 (IRS Employer Identification Number)

#12, 3620 – 29th Street NE

Calgary, Alberta Canada T1Y 5Z8

Address of principal executive offices)

(403) 290-0264
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Item 4.01 Changes in Registrant's Certifying Accountant.

On August 22, 2011, our previous independent accountant, Cordavano & Honeck. (hereafter “C&H”), was dismissed.

The report of C&H regarding the Company’s financial statements for the fiscal years ended December 31, 2009 and 2010 did not contain any adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that such report on our financial statements contained an explanatory paragraph in respect to uncertainty as to the Company's ability to continue as a going concern.

During the year ended December 31, 2010 and during the period from the end of the most recently completed fiscal quarter through to August 23, 2011, the date of dismissal, there were no disagreements with C&H on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of C&H would have caused it to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years.

We provided C&H with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that C&H furnish us with a letter addressed to the Commission stating whether it agrees with the statements made by us in this Current Report, and if not, stating the aspects with which it does not agree. Attached to this Current Report on Form 8-K is the letter provided by C&H.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are filed with this report:
Exhibit Number	Description
16.1	Letter from Cordovano and Honeck LLP

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

August 23, 2011	E-Debit Global Corp.

/s/Douglas MacDonald
Douglas MacDonald, President